SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-ASCENT ENT GROUP INC

          MJG ASSOCIATES, INC.

                                 2/09/00            1,000            12.0000
          GAMCO INVESTORS, INC.
                                 2/15/00            2,000            11.5000
                                 2/11/00           11,601            11.9569
                                 2/10/00           17,100            11.7825
                                 2/10/00            2,500            12.0000
                                 2/09/00           14,300            12.0000
                                 2/08/00            2,000            12.0000
                                 2/08/00           30,000            12.1250
                                 2/08/00           10,000            12.1250
                                 2/07/00            2,000            11.8750
          GABELLI FUNDS, LLC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 2/08/00          210,000            12.1250














          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.